UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2010

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, California  94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 4, 2010, Geeknet, Inc. (the “Company”) filed a Form 8-K (the “Original Filing”) to report (1) the announcement of its financial results for the second quarter of 2010, (2) the resignation of Scott L. Kauffman as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors, (3) a brief description of the Separation Agreement and Release entered into between the Company and Mr. Kauffman on August 4, 2010 (the “Separation Agreement”), and (4) the appointment of Kenneth Langone as the Company’s Interim President and Chief Executive Officer.  The Separation Agreement was not filed with the Original Filing.  The Company is filing this Amendment No. 1 on Form 8-K/A to amend the original filing to include the Separation Agreement.

Item 9.01.  Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release with Scott L. Kauffman, dated August 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President, Chief Financial Officer

Date:  August 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release with Scott L. Kauffman, dated August 4, 2010